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                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [X]
     Filed by a party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [ ] Confidential, for use of the
           Commission Only (as permitted by
           Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [X] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Section 240.14a-12

                          AIM TREASURER'S SERIES TRUST
                          SHORT-TERM INVESTMENTS TRUST
                           TAX-FREE INVESTMENTS TRUST
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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AIM INVESTMENTS--Registered Trademark-- PROXY UPDATE
NEWS ABOUT PROXIES FOR THE AIM INSTITUTIONAL FUNDS--Registered Trademark--                JANUARY 2008
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Your clients have begun receiving fund proxies for each AIM institutional fund in which they own shares. Please note that all AIM institutional funds are covered by this proxy undertaking.

Proxies were mailed the week of December 24, 2007, to registered shareholders (of record on November 30, 2007) of all AIM institutional funds. If shareholders approve the proposed changes to the respective funds, in most cases, the changes would become effective on or about May 1, 2008.

Shareholders who own multiple funds may have received multiple proxies. Though they look very similar, these are not duplicates. It is important that shareholders vote every proxy they receive. If we do not receive sufficient votes to obtain a quorum, it may be necessary to send a second mailing and postpone the shareholder meeting.

This Proxy Update describes the rationale for the proposed changes and is intended to help you answer questions from your clients.

PROPOSED CHANGES:

ALL AIM INSTITUTIONAL FUNDS

     o    Elect 13 trustees

     o Approve amendment to the Declaration of Trust to eliminate current shareholder approval requirement prior to terminating a portfolio or class.

     o Approve new investment subadvisory agreement between A I M Advisors, Inc. and affiliated subadvisors.

Proposals in addition to the trustee elections for certain funds, as outlined below, are being included in the shareholder proxy as management believes it is more cost-effective and efficient to seek shareholder approval of such proposals at this time. The general goals of these additional proposals are to increase operational efficiency and decrease costs.

CHANGE INVESTMENT OBJECTIVES FROM FUNDAMENTAL TO NON-FUNDAMENTAL; CHANGE CERTAIN FUNDAMENTAL INVESTMENT RESTRICTIONS

     o    Premier Portfolio

     o    Premier U.S. Government Money Portfolio

     o    Premier Tax-Exempt Portfolio

CHANGE REGISTRANT FROM A SINGLE STANDALONE REGISTRANT TO A REGISTRANT WITH OTHER PORTFOLIOS

     o    Tax-Free Cash Reserve Portfolio


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QUESTIONS AND ANSWERS
Information regarding the additional proposals, including the potential benefits of reasons for the additional proposals, is outlined in the following questions and answers.

WHY ARE SHAREHOLDERS BEING ASKED TO APPROVE A NEW SUBADVISORY AGREEMENT?
AIM and the funds' Boards of Trustees (the "Boards") believe that the proposed subadvisory agreement will benefit the funds and their shareholders by permitting AIM to use the additional resources and talent of the nine proposed subadvisors in managing the funds. AIM and the Boards believe that the proposed subadvisory agreement, if approved by shareholders, will provide AIM with the increased flexibility in assigning portfolio managers to the funds and will give the funds access to portfolio managers and investment personnel located in other offices, including those outside the United States, who may have more specialized expertise on local companies, markets and economies or on various types of investments and investment techniques. Because AIM will pay all of the subadvisory fees of the affiliated subadvisors, the proposed subadvisory agreement will not affect the fees the funds pay to AIM pursuant to their advisory agreements.

WHY ARE SHAREHOLDERS BEING ASKED TO APPROVE A NEW ADVISORY AND SUBADVISORY AGREEMENTS?
The AIM Board determined that shareholders would benefit if AIM was the advisor, and if the affiliated subadvisors were to perform the subadvisory services for the Invesco Family of Funds and the AIM Family of Funds.

WHY ARE SHAREHOLDERS BEING ASKED TO APPROVE CHANGING CERTAIN FUNDAMENTAL INVESTMENT RESTRICTIONS OF CERTAIN FUNDS?
The proposed changes will conform the restrictions for the affected funds to a set of uniform model restrictions under which most AIM funds operate. AIM and the Boards expect that shareholders will benefit from a set of uniform model restrictions in a number of ways. The proposed uniform restrictions will provide the funds with as much investment flexibility as is possible under the 1940 Act. AIM and the Boards believe that eliminating the disparities among the various AIM funds' fundamental restrictions will enhance AIM's ability to manage the funds' assets efficiently and effectively in changing regulatory and investment environments.

WHY ARE SHAREHOLDERS BEING ASKED TO APPROVE AN AMENDMENT TO THE DECLARATION OF TRUST?
The proposed amendment would eliminate the shareholder approval requirement to terminate a trust, a fund or a share class of a fund. This change gives each Board the flexibility to terminate a trust, a fund or a share class of a fund if circumstances warrant without the commensurate expense of seeking a shareholder vote. The Boards would terminate a trust, a fund or a share class only if they found that doing so was in the best interests of the shareholders of such trust, fund or share class, as applicable. In the event the Board were to terminate a trust, a fund or share class, shareholders would receive notice prior to such termination.

WHY ARE SHAREHOLDERS BEING ASKED TO APPROVE A CHANGE IN THE REGISTRANT FOR THE TAX-FREE CASH RESERVE PORTFOLIO FROM A SINGLE STANDALONE REGISTRANT (TAX-FREE INVESTMENTS TRUST) TO A REGISTRANT WITH OTHER PORTFOLIOS (SHORT-TERM INVESTMENTS TRUST)?
The proposed change simplifies the fund's organizational structure and reduces costs for maintaining the Fund (e.g., consolidates record-keeping, accounting, financial reporting and securities law compliance into a single company); all of which maximizes operating efficiency. For federal income tax purposes, there is no gain or loss to the Fund; however, shareholders should consult their tax advisers regarding any applicable tax consequences.


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SOLICITATION PROCESS
AIM offers your clients a variety of ways to vote. The Shareholder Meeting will be held in Houston at 3:00 p.m. Central Time February 29, 2008. AIM has retained Computershare Fund Services (CFS), a professional proxy solicitor, to assist with the solicitation. CFS may begin calling your clients who have not voted to remind them to vote. To avoid such phone calls, we suggest you urge your clients to vote early, as each vote is important.

HOW TO VOTE
AIM REGISTERED SHAREHOLDERS
By Phone: (with a customer service representative)
Registered shareholders can vote by calling 866-438-4810. Note that your clients cannot vote by calling AIM Investment Services. Please be aware that shareholders voting by telephone will be asked several questions for identification purposes, including their current address and zip code.
By Phone: (using the 24-hour automated system)
Registered shareholders can vote through an automated touch-tone voting system by calling 888-221-0697. Your clients will be prompted to enter the control number printed on their proxy card(s). By Mail: Registered shareholders can vote through the mail by returning their proxy card(s) in the postage-paid envelope provided in the proxy mailing.
By Internet: Registered shareholders can vote via AIMinvestments.com, where they will be directed to a voting area. Shareholders will then be prompted to enter the control number printed on their proxy card(s) and will be able to review the proxy statement and immediately cast their vote for each proposal.

BROKERS' CLIENTS WHOSE MAILINGS ARE DISTRIBUTED BY ADP
(Example: Networking Level 3 Accounts)
By Phone: (with a customer service representative)
Nonobjecting beneficial owners (NOBOs) can vote by calling
866-438-4810. Note that your clients cannot vote by calling AIM Investment Services. Please be aware that shareholders voting by telephone will be asked several questions for identification purposes, including their current address and zip code.
By Phone: (using the 24-hour automated system)
NOBOs can vote by calling 800-454-8683. Your clients will be prompted to enter the control number printed on their proxy card(s). By Mail: Registered shareholders can vote through the mail by returning their proxy card(s) in the postage-paid envelope provided in the proxy mailing.
By Internet: Shareholders can vote on proxyvote.com by following the instructions provided in the proxy mailing.


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ADDITIONAL INFORMATION
For more detailed information on the proposed proxy, you and your clients may visit our Web site at AIMinvestments.com. Your clients are encouraged to vote via our Web site. Please contact your internal wholesaler if you have any additional questions.

AIM CASH MANAGEMENT SALES DESK              800-659-1005, OPTION 2









AN INVESTMENT IN THE FUNDS IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUNDS SEEK TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUNDS.

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AIM Investments--Registered Trademark-- is a registered service mark of A I M
Management Group Inc. A I M Distributors, Inc. is the distributor for the retail mutual funds, U.S. institutional money market funds and exchange-traded funds represented by AIM Investments. AIM Investment Services, Inc. is the transfer agent for the products and services represented by AIM Investments. AIM Cash Management is a brand name encompassing products and services provided by one or more subsidiaries of Invesco Ltd. All of these entities are indirect wholly owned subsidiaries of Invesco Ltd.

FOR INSTITUTIONAL INVESTOR USE ONLY
[NOT FDIC INSURED] [MAY LOSE VALUE] [NO BANK GUARANTEE]

THIS MATERIAL IS PREPARED FOR INSTITUTIONAL INVESTOR USE ONLY AND MAY NOT BE QUOTED, REPRODUCED OR SHOWN TO MEMBERS OF THE PUBLIC, NOR USED IN WRITTEN FORM AS SALES LITERATURE FOR PUBLIC USE.

PLEASE CONSIDER THE INVESTMENT OBJECTIVES, RISKS, FEES AND EXPENSES CAREFULLY BEFORE INVESTING. FOR THIS AND OTHER IMPORTANT INFORMATION ABOUT THE FUND(s), PLEASE OBTAIN A PROSPECTUS BY CONTACTING AIM INVESTMENTS AT 800--659--1005 OR YOUR FINANCIAL ADVISOR. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.


                     [AIM INVESTMENTS LOGO APPEARS HERE]--Registered Trademark--


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